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                                                                   EXHIBIT 99.1

RISK FACTORS

    THE FOLLOWING RISK FACTORS ARE SUBSTITUTED FOR THOSE SET FORTH UNDER LIKE HEADINGS IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K ("FORM 10-K") FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 AND SHOULD BE CONSIDERED IN ADDITION TO THE OTHER RISK FACTORS IN THE FORM 10-K IN EVALUATING THE COMPANY AND ITS BUSINESS.

LIMITED HISTORY OF OPERATIONS; OPERATING DEFICIT; CONTINUING LOSSES; POTENTIAL FLUCTUATIONS IN OPERATING RESULTS

    The Company began offering its services in 1990. Although the Company has experienced revenue growth on an annual basis, it has incurred losses and experienced negative cash flow from operations during each of its last three fiscal years including a loss of $53.2 million and negative cash flow from operations of $30.1 million for 1995 and a loss of $14.9 million and negative cash flow from operations of $10.8 million for the three months ended March 31, 1996. At March 31, 1996, the Company had a retained deficit of $76.4 million. There can be no assurance that revenue growth will continue or that the Company will achieve profitability or positive cash flow from operations in the future. The Company expects to focus in the near term on continuing to increase its corporate subscriber base and its high-end individual subscriber base, which will require it to continue to incur its expenses for marketing, network infrastructure, personnel and the development of new services and software, and thereby will likely adversely impact cash flow and operating performance. The Company also plans to continue to enhance the PSINet network and the administrative and operational infrastructure necessary to support its Internet access service domestically and internationally. As a result, the Company believes that it will continue to incur losses throughout 1996, and there can be no assurance that the Company will achieve profitability in the future. Amortization charges in connection with the Company's acquisitions were first incurred in 1995 and are expected to adversely affect the Company's results of operations through the third quarter of 2000.

    The Company's operating results have fluctuated in the past and may fluctuate significantly in the future as a result of a variety of factors, some of which are outside of the Company's control, including general economic conditions, specific economic conditions in the Internet access industry, user demand for the Internet, capital expenditures and other costs relating to the expansion of operations, the timing of customer subscriptions, the introduction of new services by the Company or its competitors, the mix of services sold and the mix of channels through which those services are sold, pricing changes and new product introductions by the Company and its competitors and delays in obtaining sole or limited source equipment. As a strategic response to a changing competitive environment, the Company may elect from time to time to make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on the Company's business, results of operations and cash flow. In addition, due to changing market conditions, substantial amortization expenses may be accelerated in accordance with generally accepted accounting principles to recognize changes in the expected life of acquisitions and related long-lived assets.

COMPETITION

    The market for data communications services, including Internet access and on-line services, is highly competitive. The industry has relatively insignificant barriers to entry, numerous entities competing for the same customers and a high average churn rate as individual customers frequently change Internet access providers in response to the offering of lower rates or promotional incentives by competitors. PSINet expects that competition will continue to intensify. The Company believes that the primary competitive factors for the provision of Internet services are price, quality of service, reliability, technical expertise, ease of use, variety of value-added services, quality and availability of customer support, experience of the supplier, geographic coverage and name recognition. PSINet's success in this market will depend heavily upon its ability to provide high quality Internet connectivity and value-added Internet services at competitive prices.

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    The Company's current and prospective competitors generally may be divided into the following four groups: (1) other Internet access providers, such as NETCOM On-Line Communications Services, Inc. ("NETCOM"), UUNET Technologies, Inc. ("UUNET"), Bolt, Beranek & Newman Inc., and other national and regional providers; (2) telecommunications companies, such as AT&T Corp. ("AT&T"), MCI Communications Corporation ("MCI"), MFS Communications Co., Inc. ("MFS"), Sprint, Inc., regional Bell operating companies ("RBOCs") and various cable television companies; (3) on-line services providers, such as America Online, Inc. ("America Online"), CompuServe Incorporated (a division of H&R Block, Inc., "CompuServe"), Delphi Internet Services (a division of News Corp.), GEnie (a division of General Electric Information Services), the Microsoft Network ("MSN"), a service of Microsoft Corp. ("Microsoft"), and Prodigy (a joint venture of International Business Machines Corporation ("IBM") and Sears, Roebuck and Co.); and (4) Internet software providers, such as Netscape Communications Corp. ("Netscape"), Spyglass, Inc. ("Spyglass"), NetManage, Inc. ("NetManage"), FTP Software, Inc. ("FTP") and others. Many of these competitors have greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources than those available to PSINet. As a result, they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products than can PSINet. In addition, the ability of some of the Company's competitors to bundle other services and products with Internet access services could place PSINet at a competitive disadvantage.

    PSINet believes that competition will intensify as new competitors, including large computer hardware, software, media and other technology and telecommunications companies, enter the Internet services market and as existing competitors form alliances with or acquire other companies. Recently, for example, MFS and UUNET announced a merger of their companies creating the possibility for network expense reductions which could result in a competitive advantage for the combined entity. Additionally, AT&T and MCI each recently have announced plans to offer Internet access to their customers. Such acquisitions, alliances and expanded service offerings may permit the Company's competitors to devote greater resources to the development and marketing of new competitive products and services and the marketing of existing competitive products and services.

    In licensing its software products, the Company currently competes with connectivity and networking companies, other Internet access providers, on-line service companies and operating system vendors. The Company competes most frequently with connectivity and networking software vendors including Netscape, Spyglass, FTP, NetManage, Frontier, Firefox, Novell and others. In addition, certain on-line service companies and Internet access providers such as NETCOM, Prodigy, America Online, UUNET and CompuServe have developed or acquired Web browsers to include with their services. The Company also competes with operating system vendors such as Novell, IBM and Microsoft, that incorporate Web browsing capabilities within their products.

    As PSINet expands its operations outside the United States, it will encounter new competitors and competitive environments. In some cases, the Company will be forced to compete with and buy services from government owned or subsidized telecommunications providers, some of which may enjoy a monopoly on telecommunications services essential to the Company's business. There can be no assurance that the Company will be able to purchase such services at a reasonable price or at all. In addition to the risks associated with the Company's previously described competitors, foreign competitors may possess a better understanding of their local markets and better working relationships with local infrastructure providers. There can be no assurance that the Company can obtain similar levels of local knowledge, and failure to obtain that knowledge could place the Company at a significant competitive disadvantage.

    As a result of increased competition in the industry, the Company expects to encounter significant pricing pressure, which in turn could result in significant reductions in the average selling price of the Company's services. For example, certain of the Company's competitors which are telecommunications companies, including AT&T and MCI, may be able to provide customers with

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reduced or free communications costs in connection with their Internet access services or offer Internet access as a standard component of their overall service package, thereby significantly increasing price pressure on PSINet. The Company has in the past reduced prices on certain of its Internet access options and may continue to do so in the future. There can be no assurance that the Company will be able to offset the effects of any such price reductions with an increase in the number of its customers, higher revenue from enhanced services, cost reductions or otherwise. In addition, as is exemplified by the recent merger announcement by MFS and UUNET, PSINet believes that the data communications business, and in particular Internet access and on-line services businesses, are likely to encounter consolidation in the near future, which could result in increased price and other competition in the industry. Increased price or other competition could result in erosion of the Company's market share and could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will have the financial resources, technical expertise or marketing and support capabilities to continue to compete successfully.

RISKS OF GROWTH AND EXPANSION

    The Company had expanded its network to more than 300 POPs as of March 31, 1996 and plans to continue to add additional POPs and expand the capacity of existing POPs during 1996. There can be no assurance that the Company will be able to add service in new cities or expand existing capacity at the rate presently planned by the Company. The Company's rapid growth has placed, and in the future may continue to place, a significant strain on the Company's administrative, operational and financial resources and increased demands on its systems and controls. The Company anticipates that its continued growth will require it to recruit and hire, from time to time, new managerial, technical and sales and marketing personnel. The Company also believes that it will need, both in the short term and the long term, to promote and hire qualified administrative and management personnel in the accounting and financial area to manage its financial control systems. Competition for qualified personnel in the internetworking industry is intense and there are a limited number of persons with knowledge of and experience in the Internet service industry. The process of locating, training and successfully integrating qualified personnel into the Company's operations is often lengthy and expensive. There can be no assurance that the Company will be successful in attracting, integrating and retaining such personnel. In addition, there can be no assurance that the Company's operating and financial control systems and infrastructure will be adequate to maintain and effectively monitor future growth. The inability to continue to upgrade the networking systems or the operating and financial control systems, the inability to recruit and hire necessary personnel, the inability to successfully integrate new personnel into the Company's operations, the inability to manage its growth effectively or the emergence of unexpected expansion difficulties could adversely affect the Company's business, results of operations and financial condition.

NEED FOR ADDITIONAL CAPITAL TO FINANCE GROWTH AND CAPITAL REQUIREMENTS

    The Company expects to continue to enhance its network in order to maintain its competitive position and continue to meet the increasing demands for service quality, availability and competitive pricing. As of March 31, 1996, the Company's network was comprised of more than 300 POPs. Based upon its present business plan, the Company believes that working capital, funds from operations, existing credit facilities and additional capital or borrowings which the Company expects to be able to obtain when needed will be sufficient to meet its presently anticipated working capital and capital expenditure requirements of its existing operations. The Company may seek to raise additional funds in order to take advantage of unanticipated opportunities, including more rapid international expansion or acquisitions of complementary businesses or technologies, or to develop new products or otherwise respond to unanticipated competitive pressures. There can be no assurance that the Company will be able to raise such capital on favorable terms or at all. In the event that the Company is unable to obtain such additional capital or is unable to obtain such additional capital on acceptable terms, the Company may determine not to enter into various expansion opportunities.

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RISKS ASSOCIATED WITH INDUSTRY CONSOLIDATION

    The Company expects significant consolidation among Internet service providers to occur in the near future. As part of its business strategy, the Company may acquire additional Internet service providers and, perhaps, complementary businesses and technologies in 1996 and 1997. If the Company is unable to acquire additional Internet service providers on favorable terms, or at all, or if a competitor of the Company acquires one or more of such businesses, the Company could be at a competitive disadvantage and its business, financial condition and results of operations could be materially adversely affected. See "Competition."

    Although the Company currently anticipates that its available working capital, funds from operations, existing credit facilities and additional capital or borrowings which the Company expects to be able to obtain when needed will be sufficient to meet its presently anticipated working capital and capital expenditure requirements of its existing operations, the Company may seek to raise additional funds through public or private debt or equity financings in order to accelerate domestic and international expansion, acquire other Internet service providers or complementary businesses or technologies, develop new products or otherwise respond to unanticipated competitive pressures. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available on acceptable terms, or at all, the Company may determine not to undertake various expansion opportunities.

LIMITED EXPERIENCE IN COMPETITIVE MARKET FOR INDIVIDUAL CUSTOMERS

         Historically, the Company provided its Internet access services primarily to organizations. The Company began offering Internet access services developed for sophisticated individual users with the introduction of its InterRamp service in June 1994, and expanded its service offerings for individual users with its acquisition of Pipeline in February 1995. Prior to the introduction of InterRamp, the Company had limited experience in marketing its services to individual customers. The market for individual customers is intensely competitive and any failure on the part of the Company to develop effective business strategies for this market could inhibit the growth of the Company's customer base and have a material adverse effect on its business, operating results and financial condition. In response to competitive considerations, the Company has determined to focus its efforts in the individual customer market on the high-end user and, in that regard, has announced its intention to introduce an enhanced consumer Internet service designed to meet the needs of such users. The Company also expects that it will adjust its pricing for these enhanced services. There can be no assurance that the Company will be successful in marketing to individual subscribers or that the Company will be able to offset the effects of any future price changes with respect to this new consumer Internet service focus with an increase in the number of its customers, higher revenue from enhanced services, cost reductions or otherwise.

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